Exhibit 99(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “General Information” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 330 to the Registration Statement (Form N-1A, No. 333-123257 and No. 811-10325) of Market Vectors ETF Trust and to the incorporation by reference of our reports dated February 25, 2011 on Agribusiness ETF, Coal ETF, Global Alternative Energy ETF, Gold Miners ETF, Junior Gold Miners ETF, Uranium+Nuclear Energy ETF (formerly, the Nuclear Energy ETF), Rare Earth/Strategic Metals ETF, RVE Hard Assets Producers ETF, Solar Energy ETF and Steel ETF, and February 28, 2011 on Africa Index ETF, Brazil Small-Cap ETF, China ETF, Egypt Index ETF, Gulf States Index ETF, India Small-Cap Index ETF, Indonesia Index ETF, Latin America Small-Cap Index ETF, Poland ETF, Russia ETF, Vietnam ETF, Environmental Services ETF and Gaming ETF (the investment funds comprising part of Market Vectors ETF Trust) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2010.

ERNST & YOUNG LLP

New York, NY

April 11, 2011